As filed with the Securities and Exchange Commission on June 2, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Werner Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Nebraska	47-0648386
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

14507 Frontier Road

Omaha, Nebraska 68138

(402) 895-6640

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nathan Meisgeier

Executive Vice President and Chief Legal Officer

Werner Enterprises, Inc.

14507 Frontier Road

Omaha, Nebraska 68138

(402) 895-6640

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott Williams	David A. Handler, P.C.	Dennis J. Fogland
Lindsey Smith	Robert M. Hayward, P.C.	Amber N. Preston
Sidley Austin LLP	Kirkland & Ellis LLP	Baird Holm LLP
One South Dearborn Street	300 N. LaSalle	1700 Farnam Street
Chicago, Illinois 60603	Chicago, Illinois 60654	Suite 1500
(312) 853-7000	(312) 862-2000	Omaha, Nebraska 68102
(402) 344-0500

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	(1)	(1)	(1)	(2)

(1)	An indeterminate aggregate offering price or amount of shares of common stock are being registered and may be offered by selling shareholders from time to time.
(2)

In reliance on and in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee, which will be paid from time to time in connection with one or more offerings to be made hereunder.

PROSPECTUS

Werner Enterprises, Inc.

Common Stock

Certain of our shareholders (the “selling shareholders”) may offer and sell from time to time, in one or more issuances, shares of our common stock, $0.01 par value per share. The selling shareholders may offer our common stock in amounts, at prices and on terms determined at the time of offering. We will not receive any proceeds from the sales of any shares of common stock by any selling shareholder. The specific plan of distribution for any common stock to be offered will be described in a supplement to this prospectus. If any agents, underwriters or dealers are used to sell common stock, a prospectus supplement will name them and describe any compensation payable to them.

This prospectus may not be used to offer to sell any shares of common stock unless accompanied by a prospectus supplement. The prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with the documents incorporated by reference herein and therein, carefully before you make an investment decision.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “WERN.”

Investing in our common stock involves certain risks. See “Risk Factors” on page 2 of this prospectus and the “Risk Factors” section contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein to read about factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state or other domestic or foreign securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 2, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, any selling shareholder may sell our common stock from time to time and in one or more offerings. Each time common stock is offered, a supplement to this prospectus will be provided that contains information about the specific terms of that offering. The supplement may also add, update or change information contained or incorporated by reference in this prospectus, including, but not limited to, identifying the selling shareholder(s). If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any shares of our common stock, you should read carefully both this prospectus and the applicable prospectus supplement, together with the documents incorporated or deemed incorporated by reference herein (as described below under the heading “Incorporation of Certain Information by Reference”) or therein, any related free writing prospectus we may file with the SEC and any other information to which we may refer you.

This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and our common stock, reference is made to the registration statement, including the exhibits thereto and the documents incorporated by reference therein. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

Neither we nor any selling shareholder has authorized anyone to provide you with any information or to make any representation other than those contained in or incorporated by reference into this prospectus or in any applicable prospectus supplement or related free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus and the accompanying supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any applicable prospectus supplement or any free writing prospectus is accurate only as of the date set forth on the front of the document and that any information incorporated by reference herein or therein is accurate only as of the date of the document

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incorporated by reference, unless we indicate otherwise, even though this prospectus, any applicable prospectus supplement or any free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise or except as otherwise noted, as used in this prospectus the words “we,” “Company,” “us” and “our” refer to Werner Enterprises, Inc. and its consolidated subsidiaries. The term “selling shareholders” includes the successors-in-interest, donees, transferees or others who may later hold the selling shareholders’ interests.

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WERNER ENTERPRISES, INC.

We are a transportation and logistics company engaged primarily in transporting truckload shipments of general commodities in both interstate and intrastate commerce. We also provide logistics services through our Werner Logistics segment. We believe we are one of the largest truckload carriers in the United States (based on total operating revenues), and our headquarters are located in Omaha, Nebraska, near the geographic center of our truckload service area. We were founded in 1956 by Clarence L. Werner, who started the business with one truck at the age of 19 and serves as our Chairman. We were incorporated in the State of Nebraska in September 1982 and completed our initial public offering in June 1986 with a fleet of 632 trucks as of February 1986. At the end of the first quarter of 2020, our Truckload Transportation Services (“TTS”) segment had a fleet of 7,835 trucks.

We have two reportable segments, TTS and Werner Logistics, and we operate in the truckload and logistics sectors of the transportation industry. In the truckload sector, we focus on transporting consumer nondurable products that generally ship more consistently throughout the year. In the logistics sector, besides managing transportation requirements for individual customers, we provide additional sources of truck capacity, alternative modes of transportation, a global delivery network and systems analysis to optimize transportation needs.

Our principal executive offices are located at 14507 Frontier Road, Omaha, Nebraska 68138 and our telephone number at that address is (402) 895-6640.

RISK FACTORS

Investing in our common stock involves substantial risks. Before making an investment decision, you should carefully read and consider the information set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which information is incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in the applicable prospectus supplement. See “Where You Can Find More Information” elsewhere in this prospectus. Any one of the risks discussed could cause actual results to differ materially from expectations and could adversely affect our business, financial condition and results of operations. Additional risks and uncertainties not presently known to us or not identified may also materially and adversely affect our business, financial condition and results of operations. The market price of our common stock could decline if one or more of these risks and uncertainties actually occurs, causing you to lose all or part of the money you paid to buy our common stock.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of any shares of common stock by any selling shareholder.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share. The following description of certain terms of our common stock is intended as a summary only and is qualified in its entirety by reference to our Restated Articles of Incorporation (“Articles of Incorporation”) and our Revised and Restated By-Laws (“By-Laws”), copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part and are incorporated by reference herein, and to the applicable provisions of the Nebraska Model Business Corporation Act and the Nebraska Shareholders Protection Act.

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote for each share held by them on matters submitted to a vote at a meeting of shareholders. Applicable law requires and our By-Laws further provide, with respect to the election of directors, holders of our common stock have cumulative voting rights whereby they shall have the right to vote their shares for as many persons as there are directors to be elected, or to cumulate their shares and give one candidate as many votes as the number of directors multiplied by the number of shares such shareholder holds, or to distribute their votes on the same principle among as many or as few nominees as such shareholder desires.

Actions by Unanimous Written Consent. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Dividend Rights. The holders of our common stock are entitled to dividends and other distributions as and when declared by the our board of directors out of funds legally available therefor.

Liquidation Rights. Upon the liquidation, dissolution, or winding up of the Company, the holder of each share of our common stock would be entitled to share pro rata in the distribution of the Company’s assets available therefor.

Other Rights. Holders of our common stock are not entitled to preemptive rights to purchase, subscribe for, or otherwise acquire common stock of the Company or to any sinking fund. Shares of our common stock are not subject to any redemption provisions and are not convertible into any other security or other property of the Company. Our common stock is not subject to future calls or assessments by us.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Equiniti Trust Company.

Listing. Our common stock is listed on the Nasdaq Global Select Market under the symbol “WERN.”

Certain Articles of Incorporation, By-Law and Statutory Provisions

The provisions of our Articles of Incorporation and By-Laws and of the Nebraska Shareholders Protection Act summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares.

Classified Board of Directors. In accordance with the terms of our Articles of Incorporation and By-Laws, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our By-Laws provide that, while a director may be removed by the affirmative vote of the holders of a majority of shares entitled to vote at an election of directors which vote is expressly called for that purpose, no individual director may be removed at a special meeting where less than the entire board is to be removed if the votes cast against the removal of such director would be sufficient to elect such director if they were cumulatively voted at an election of directors for the class of which such director is a member. Our By-Laws also provide that any vacancy on our board of directors shall be filled by vote of a majority of our directors then in office. Our classified board of directors could have the effect of delaying or discouraging an acquisition of us or a change in our management. Further, the classified board framework may have the effect of reducing the impact of our shareholders’ cumulative voting rights and increasing the difficulty that minority shareholders have in electing a particular director or directors since a fewer number of directors are elected at each annual meeting of shareholders, resulting in a fewer number of votes per share of our common stock that can be accumulated by shareholders to vote for a particular nominee or nominees.

Special Meetings of Shareholders. Our By-Laws provide that a special meeting of shareholders may be called only by the chairman of our board of directors, the Executive Chairman, the President or by a resolution adopted by a majority of our board of directors. The By-Laws do not empower the holders of our common stock to call a special meeting of shareholders, do not require that the chairman, the Executive Chairman, the President or our board of directors call such a special meeting, and do not require that our board request the calling of a special meeting of shareholders.

Shareholders Protection Act. The Nebraska Shareholders Protection Act includes two provisions impacting potential takeovers of Nebraska corporations. First, the Nebraska Shareholders Protection Act, subject to certain exemptions, prohibits a Nebraska corporation (such as the Company) from engaging in any of a broad range of “business combinations” involving an “interested shareholder,” or any affiliate or associate of such interested shareholder, for a period of five years following the date that such shareholder became an interested shareholder, unless, prior to such date, the board of directors of the corporation has approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder. A “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder.

Second, the Nebraska Shareholders Protection Act also restricts voting rights of shares acquired in a “control-share acquisition.” The Act specifically provides that shares acquired in a control-share acquisition have no voting rights with respect to matters other than the election of directors unless approved by a vote of shareholders of the corporation, and that any such control-share acquisition shall be approved by the affirmative vote of the holders of a majority of the corporation’s voting shares that are not “interested shares.” A “control-share acquisition” is an acquisition of voting stock in a corporation that, when added to the shares the shareholder had prior to the acquisition, would increase the shareholder’s voting power into one of the three following ranges: (i) between 20% and 33 1/3%, (ii) between 33 1/3% and 50% and (iii) over 50%. For purposes of the Nebraska Shareholders Protection Act, an “interested shareholder” is a person who owns 10% or more of a corporation’s outstanding voting stock, or an affiliate or associate of the corporation that owns, or within the preceding five years did own, 10% or more of the corporation’s outstanding voting stock.

SELLING SHAREHOLDERS

Information about the selling shareholders will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus forms a part, or in filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference herein.

PLAN OF DISTRIBUTION

The selling shareholders may sell shares of our common stock offered by this prospectus in and/or outside the United States:

•	through underwriters or dealers;

•	through or directly to agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions; or

•	through a combination of such methods.

A supplement to this prospectus will describe the particular terms of any offering of shares of our common stock, including the following:

•	the names of the selling shareholders in that offering;

•	the names of any underwriters or agents;

•	any discounts or commissions and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the shares may be listed.

If underwriters are used in the sale, such underwriters will acquire the shares of our common stock for their own account. The underwriters may resell the shares in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

Shares of our common stock may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the shares will be subject to certain conditions. The underwriters will be obligated to purchase all the shares offered if any of the shares are purchased.

The selling shareholders may sell shares of our common stock through agents or dealers designated by them. Any agent or dealer involved in the offer or sale of the shares of common stock for which this prospectus is delivered will be named, and any commissions payable to that agent or dealer by the selling shareholders will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment and any dealer will purchase shares of common stock from the selling shareholders as principal and may resell those shares at varying prices to be determined by the dealer.

Underwriters, dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, dealer or agent, place orders online or through their financial advisors.

The selling shareholders also may sell shares of our common stock directly. In this case, no underwriters or agents would be involved.

Underwriters, dealers and agents that participate in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts, concessions, commissions or fees received by them from the selling shareholders and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts or commissions under the Securities Act.

We or the selling shareholders may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make, and to reimburse them for certain expenses.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

In order to facilitate the offering of the shares of our common stock, any underwriters or agents, as the case may be, involved in the offering of such shares may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our common stock for their own account. In addition, to cover overallotments or to stabilize the price of the shares of our common stock, the underwriters or agents, as the case may be, may bid for, and purchase, such shares in the open market. Finally, in any offering of shares of our common stock through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such shares in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the shares of our common stock above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The selling shareholders may solicit offers to purchase the shares of our common stock directly from, and they may sell such shares directly to, institutional investors or others. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our common stock, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Although our common stock is listed on the Nasdaq Global Select Market under the symbol “WERN,” we cannot give any assurance as to the liquidity of the trading market for our common stock.

The selling shareholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our common stock at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions the selling shareholders pay for solicitation of these contracts.

The selling shareholders may enter into derivative transactions with third parties, or sell shares of common stock not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the parties may sell shares of common stock covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use shares of common stock pledged by a selling shareholder or borrowed from a selling shareholder or others to settle those sales or to close out any related open borrowings of shares of common stock, and may use shares of common stock received from any selling shareholder in settlement of those derivatives to close out any related open borrowings of common stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement. Such financial institution or other third party may transfer its economic short position to investors in our common stock or in connection with a concurrent offering of other securities.

The selling shareholders may transfer their shares of common stock in ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer. The selling shareholders may also sell any shares of common stock that qualify for sale pursuant to Rule 144 under the Securities Act.

LEGAL MATTERS

Certain legal matters relating to the validity of the shares of common stock offered hereby will be passed upon by Baird Holm LLP. Certain legal matters will be passed upon for any dealers, agents or underwriters by counsel for such dealers, agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Werner Enterprises, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, the related financial statement schedule II listed in the Index in Item 15(a)(2), and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated herein by reference in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements refers to a change in the method of accounting for leases as of January 1, 2019, due to the adoption of ASC Topic 842, Leases, and a change in the method of accounting for revenues as of January 1, 2018, due to the adoption of ASC Topic 606, Revenue from Contracts with Customers.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus from certain documents that we file with the SEC. By incorporating by reference, we are disclosing important information to you by referring you to documents we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is modified or superseded by information contained in this prospectus or in any other subsequently filed document that also is incorporated by reference herein. These documents contain important information about us, our business and our finances. The following documents previously filed with the SEC are incorporated by reference into this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 27, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 7, 2020;

•	our Current Reports on Form 8-K filed with the SEC on February 20, 2020, March 27, 2020, April 16, 2020, May 12, 2020 and June 2, 2020;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 3, 2020; and

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the description of our common stock in our Registration Statement on Form 8-A filed with the SEC on June 5, 1986, including any amendments and reports filed for the purpose of updating such description.

We also incorporate by reference all future documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC) prior to the termination of the offering of our common stock to which this prospectus and the accompanying prospectus supplement relate, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus.

If you request, either orally or in writing, we will provide you with copies of any or all documents that are incorporated or deemed incorporated by reference herein. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests can be made by writing to Werner Enterprises, Inc., Post Office Box 45308, Omaha, Nebraska 68145-0308, Attention: Investor Relations, by telephone request to (800) 228-2240, or by e-mail request to invrelations@werner.com. The documents may also be accessed on our Investor Relations website at investor.werner.com. Information contained on our website is not incorporated by reference into this prospectus or the accompanying prospectus supplement and you should not consider it to be a part hereof or thereof.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. These documents may also be accessed on our Investor Relations website at investor.werner.com. We are not incorporating by reference into this prospectus or the accompanying prospectus supplement the information on our website, and you should not consider it to be a part hereof or thereof. Information may also be obtained from us at Werner Enterprises, Inc., Post Office Box 45308, Omaha, Nebraska 68145-0308, Attention: Investor Relations, telephone: (800) 228-2240, e-mail: invrelations@werner.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses payable by us in connection with the sale and distribution of the securities registered hereby, other than underwriting discounts or commissions.

SEC Registration Fee	$(1)
Printing Fees and Expenses	(2)
Accounting Fees and Expenses	(2)
Legal Fees and Expenses	(2)
Transfer Agent Fees and Expenses	(2)
Miscellaneous	(2)

Total	(2)

(1)	Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.
(2)

These fees are based on the number of issuances or amount of common stock offered and, accordingly cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be included in the applicable prospectus supplement or in one or more Current Reports on Form 8-K.

Item 15. Indemnification of Directors and Officers.

Under the Nebraska Model Business Corporation Act, a Nebraska corporation must indemnify its directors and officers who are wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because he or she was a director or officer of the corporation against expenses incurred by such person in connection with the proceeding. The Nebraska Model Business Corporation Act allows a court to order indemnification of a director or an officer if the court determines, in view of all the relevant circumstances, that it is fair and reasonable to order indemnification.

The Nebraska Model Business Corporation Act further provides that a Nebraska corporation may indemnify its directors and officers for judgments, fines, settlements and expenses incurred in connection with any threatened, pending or completed action, suit or proceeding other than in connection with (a) an action by or in the right of the corporation, except for payment of expenses incurred in connection with the proceeding, and, in the case of directors, if the director meets the requirements of (i) through (iii) in the following sentence and (b) any proceeding with respect to conduct for which the director or officer was adjudged liable on the basis of receiving a financial benefit to which he or she was not entitled. This applies to any civil, criminal, investigative, arbitrative or administrative proceeding provided that the director or officer involved (i) acted in good faith, (ii) in case of conduct in an official capacity, reasonably believed his or her conduct was in, or not opposed to, the best interests of the corporation, or, in all other cases, reasonably believed his or her conduct was at least not opposed to the best interest of the corporation and (iii) with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Nebraska Model Business Corporation Act further stipulates that a corporation may, if made permissible or obligatory in the corporation’s articles of incorporation, provide indemnification to directors and officers for liabilities to any person for any action taken, or any failure to take an action, as a director or officer, except liability for (1) receipt of a financial benefit to which he or she is not entitled, (2) an intentional infliction of harm on the corporation or its shareholders, (3) a violation of the Nebraska Revised Statute concerning unlawful distributions approved by directors, or (4) an intentional violation of criminal law. Accordingly, our Articles of Incorporation so obligates us, to the fullest extent permitted by law, to indemnify our directors and officers who are party or are threatened to be made a party to any threatened, pending, or completed action, suit or proceeding against any obligation to pay any judgment, settlement, penalty, or fine and expenses, actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, except liability for (A) receipt of a financial benefit to which he or she is not entitled, (B) an intentional infliction of harm on the corporation or its shareholders, (C) a violation of the Nebraska Revised Statute concerning unlawful distributions approved by directors, or (D) an intentional violation of criminal law.

The Nebraska Model Business Corporation Act also permits a corporation to provide in its articles of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability for (i) receipt of a financial benefit to which he or she is not entitled, (ii) an intentional infliction of harm on the corporation or its shareholders, (iii) a violation of the Nebraska Revised Statute concerning unlawful distributions approved by directors, or (iv) an intentional violation of criminal law. Our Articles of Incorporation include such a provision.

Additionally, the Nebraska Model Business Corporation Act permits a corporation to purchase and maintain insurance on behalf of any person who is a director or officer, or who, while a director or officer of the corporation, serves at the corporation’s request as a director, officer, member, partner, trustee, employee, or agent of another domestic or foreign entity, against liability asserted against or incurred by such person in that capacity or arising from his or her status as a director or officer, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the law. Our Articles of Incorporation authorize us to purchase and maintain such insurance.

The foregoing summaries are necessarily subject to the relevant provisions of Chapter 21 of the Nebraska Revised Statutes and our Articles of Incorporation, which is incorporated by reference into this registration statement.

Item 16. Exhibits.

Exhibit Number	Description

1.1**	Form of Underwriting Agreement

4.1	Restated Articles of Incorporation of Werner Enterprises, Inc. (incorporated by reference to Exhibit 3(i) to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007)

4.2	Revised and Restated By-Laws of Werner Enterprises, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated August 14, 2018)

5.1*	Opinion of Baird Holm LLP

23.1*	Consent of KPMG LLP, independent registered public accounting firm

23.2*	Consent of Baird Holm LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (set forth on the signature page to this Registration Statement)

*	Filed herewith.
**	To be filed by amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on June 2, 2020.

Werner Enterprises, Inc.

By:	/S/ DEREK J. LEATHERS
Name:	Derek J. Leathers
Title:	President, Chief Executive Officer, Vice Chairman and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James L. Johnson and Nathan J. Meisgeier his or her true and lawful attorney-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

/S/ CLARENCE L. WERNER Clarence L. Werner	Chairman and Director	June 2, 2020

/S/ DEREK J. LEATHERS Derek J. Leathers	President, Chief Executive Officer, Vice Chairman and Director (Principal Executive Officer)	June 2, 2020

/S/ KENNETH M. BIRD, ED.D. Kenneth M. Bird, Ed.D.	Director	June 2. 2020

/S/ PATRICK J. JUNG Patrick J. Jung	Director	June 2, 2020

/S/ DWAINE J. PEETZ, JR., M.D. Dwaine J. Peetz, Jr., M.D.	Director	June 2, 2020

/S/ GERALD H. TIMMERMAN Gerald H. Timmerman	Director	June 2, 2020

/S/ DIANE K. DUREN Diane K. Duren	Director	June 2, 2020

Signature	Title	Date

/S/ MICHAEL L. GALLAGHER Michael L. Gallagher	Director	June 2, 2020

/S/ JACK A. HOLMES Jack A. Holmes	Director	June 2, 2020

/S/ JOHN J. STEELE John J. Steele	Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)	June 2, 2020

/S/ JAMES L. JOHNSON James L. Johnson	Executive Vice President, Chief Accounting Officer and Corporate Secretary (Principal Accounting Officer)	June 2, 2020